UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                             of 1934



 Date of Report (Date of earliest event reported):  June 4, 2002



                      ELIZABETH ARDEN, INC.
      (Exact name of registrant as specified in its charter)




   Florida                         1-6370          59-0914138
(State or other jurisdiction    (Commission      (IRS Employer
 of incorporation)              File Number)  Identification No.)



14100 N.W. 60th Avenue, Miami Lakes, Florida         33014
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including
 area code:                                      (305) 818-8000



  ______________________________________________________________
  (Former name or former address, if changed since last report)

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Item 5.   Other Events.
------    ------------

          During the first quarter of fiscal 2003, Elizabeth Arden, Inc. (the "Company") adopted Emerging Issues Task Force
(EITF) Issue No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer," which codified and reconciled EITF Issue No. 00-14, "Accounting for Certain Sales Incentives" and EITF Issue No. 00-25, "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products." As a result of the adoption of EITF 01-09
(i) the Company's gift with purchase activities, which were previously reported as selling, general and administrative expenses, are classified in cost of sales, and (ii) amounts paid to retailers for co-op advertising and beauty consultant expenses, which were previously reported as selling, general and administrative expenses, are classified as a reduction in net sales.

          The Company's results for the first quarter of fiscal 2003 will reflect the new pronouncements. Filed herewith is a copy of the Company's press release dated June 4, 2002 announcing the adoption of the new accounting pronouncements and containing a reclassification of the Company's fiscal 2002 consolidated statements of operations to give effect to these pronouncements.

Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.
------    -----------------------------------------------------

          (c)  Exhibits.

               99  Press Release dated June 4, 2002.


                            SIGNATURE

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ELIZABETH ARDEN, INC.

Date:   June 7, 2002         /s/ Stephen J. Smith
                             -------------------
                             Stephen J. Smith
                             Executive Vice President and
                             Chief Financial Officer

                      ELIZABETH ARDEN, INC.

                             FORM 8-K

                          CURRENT REPORT

                          Exhibit Index


Exhibit No.               Description                   Page
-----------               -----------                   ----
    99          Press Release dated June 4, 2002.